Exhibit 10.10

ORANGE COUNTY BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

Article 1.     PURPOSE AND GENERAL PROVISIONS

1.1            Establishment of Plan. Orange County Bancorp, Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive compensation plan known as the “Orange County Bancorp, Inc. 2019 Equity Incentive Plan” (the “Plan”), as set forth in this document.

1.2           Purpose of Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing compensation incentives for high levels of performance and productivity by employees, directors and other service providers of the Company and its Subsidiaries. The Plan is intended to strengthen the Company’s existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock. In addition, the Plan is intended to incentivize employees and other service providers of the Company and its Subsidiaries with long-term based equity compensation and to align their interests with shareholders.

1.3           Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or any combination thereof.

1.4            Effective Date. The Plan was adopted by the Board of Directors of the Company on April 5, 2019, contingent upon approval by the Company’s stockholders. The Plan will become effective on the date on which the Company’s stockholders approve the Plan (the “Effective Date”).

1.5            Termination of the Plan. No awards shall be granted under the Plan on or after the 10th anniversary of the Effective Date. Awards granted under the Plan on or prior to the date the Plan terminates shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.

Article 2.     DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1           “Agreement” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of an Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

2.2           “Award” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or a combination of these.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Agreement or other written agreement between a Participant and an Employer, any of the following:

(a)           the Participant’s theft, dishonesty, embezzlement, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Employer documents or records;

(b)           any intentional act by the Participant which has a material detrimental effect on an Employer’s reputation or business;

(c)           the Participant’s repeated failure or inability to perform any reasonable assigned duties with the Employer or to abide by an Employer’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct);

(d)           the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of an Employer (including, without limitation, the Participant’s improper use or disclosure of an Employer’s confidential or proprietary information);

(e)            any material breach by the Participant of any employment or service agreement between the Participant and an Employer, which breach is not cured pursuant to the terms of such agreement; or

(f)            the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with an Employer.

For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Employer. Cause shall be determined by the Committee in its sole discretion.

2.5           “Change in Control” For purposes of this Plan, the term “Change in Control” shall mean the occurrence of any of the following events in accordance with Code Section 409A and the regulations and guidance of general application thereunder issued by the U.S. Department of the Treasury, including:

(a)            Change in Ownership: the date any one person or persons acting as a group (but excluding an intra family acquisition or transfer of stock between members of the Morrison family) accumulates ownership of Company stock constituting more than 50% of the total voting power of Company stock;

(b)            Change in Effective Control: the date that (A) any one person or persons acting as a group (but excluding an intra family acquisition or transfer of stock between members of the Morrison family) acquires within a 12-month period ownership of Company stock possessing 40% or more of the total voting power of Company stock, or (B) a majority of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company's board of directors; or

(c)            Change in Ownership of a Substantial Portion of Assets: the date that any one person or persons acting as a group (but excluding an intra family acquisition or transfer of stock between members of the Morrison family) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company or the Bank that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company or the Bank immediately prior to such acquisition

2.6           “Code” means the U.S. Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7           “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. If, at any time, a Committee has not been appointed by the Board, the Board shall serve as the Committee.

2.8           “Company” means Orange County Bancorp, Inc. and its successors and assigns.

2.9           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or an Non-Employee Director) to an Employer.

2.10           “Disability” means with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.

2.11         “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

2.12         “Employee” means any service provider to an Employer whom the Employer treats as a common law employee for U.S. payroll tax purposes.

2.13         “Employer” means the Company and any entity controlled by the Company, controlling the Company or under common control with the Company, including any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f), that employs an Employee or with whom a Consultant has a service relationship, as determined by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.14         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.15         “Fair Market Value” of a Share of the Company means, as of the date in question:

(a)            if the Stock is listed for trading on a national securities exchange, the closing sale price of a Share on such date, as reported by such exchange or such other source as the Committee deems reliable, or if no such reported sale of the Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b)            if the Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a Share on such date as reported by such source as the Committee deems reliable, or if no such reported sale of the Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(c)            if the Stock is not publicly traded and reported, the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied.

For purposes of subsection (a) above, if the Stock is traded on more than one securities exchange on the given date, then the largest exchange on which the Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the applicable securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.16         “Incentive Stock Option” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

2.17         “Non-Employee Director” means any individual who is a member of the Board and who is not also employed by the Employer.

2.18         “Nonqualified Stock Option” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

2.19         “Option” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

2.20         “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.21         “Other Award” has the meaning ascribed to such term in Article 9.

2.22         “Participant” means an Employee, Non-Employee Director or Consultant to whom an Award has been granted under the Plan.

2.23         “Performance Period” has the meaning ascribed to such term in Section 8.3.

2.24         “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant (by delivery of Stock, cash or other property as the Committee shall determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.25         “Performance Share Unit” means an Award under Article 8 of the Plan that has a value set by the Committee, or that is determined by reference to a valuation formula specified by the Committee, which value may be paid to the Participant (by delivery of Stock, cash or other property as the Committee shall determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.26         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27         “Plan” means this Orange County Bancorp 2019 Equity Incentive Plan set forth herein, as it may be amended from time to time.

2.28         “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restrictions as the Committee, in its sole discretion, may impose.

2.29         “Restricted Stock Unit” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of Shares, cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose.

2.30         “Restriction Period” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

2.31         “Share” means one share of Stock of the Company (as such Share may be adjusted pursuant to the provisions of Section 4.2 of the Plan including any new or different stock or securities resulting from the changes described in Section 4.2).

2.32         “Share Pool” has the meaning ascribed to such term in Section 4.1.

2.33         “Stock” means the Stock of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

2.34         “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for delivery of cash, Shares or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

2.35         “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power that is entitled to elect the management of such corporation or other entity thereof are owned directly or indirectly by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”

Article 3.     ADMINISTRATION; POWERS OF THE COMMITTEE

3.1           General. This Plan shall be administered by the Committee.

3.2           Authority of the Committee.

(a)           Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate in its discretion.

(b)           The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable.

(c)           Acts, determination and decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties.

(d)           In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(e)           In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3           Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Committee.

3.4           Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into agreements with the Company containing such restrictive covenants as the Committee may adopt and approve from time to time. The provisions of such restrictive covenants may also be included in, or incorporated by reference in, the Agreement.

3.5           Indemnification. No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board and each person to whom the Committee has delegated responsibility under the Plan against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the Company’s Bylaws or Articles of Incorporation.

Article 4.     SHARES AVAILABLE UNDER THE PLAN

4.1           Number of Shares. Subject to adjustment as provided in this Section 4.1 and in Section 4.3, the aggregate number of Shares that are available for issuance under the terms of the Plan is One Hundred and Forty-Five Thousand (145,000) (the “Share Pool”). All or any portion of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The Shares issued pursuant to terms of the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

The following rules shall apply for purposes of the determination of the number of Shares available for grants of Awards under the Plan:

(a)            Each Option, each Stock Appreciation Right that may be settled in a Share, each share of Restricted Stock, each Restricted Stock Unit that may be settled in a Share, and each Other Award that may be settled in a Share shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights, Restricted Stock Units and Other Awards that may not be settled in Shares shall not result in a deduction from the Share Pool.

(b)           If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares subject to such related Option shall be added back to the Share Pool.

(c)           Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Performance Share Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award equal to the number of Shares that would be paid under the Performance Share Unit for achievement of target performance, with the number determined by dividing the value of the Performance Share Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Share Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool. Performance Shares and Performance Share Units that may not be settled in Shares shall not result in a deduction from the Share Pool.

(d)           If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to (i) a forfeiture of Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Share Unit, or Other Award; (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Other Award; (iii) the settlement of any Award in cash rather than Shares; or (iv) the withholding of Shares for the payment of the exercise price or the taxes on an Award, then such Shares shall again be available for Awards under the Plan and shall be added to the Share Pool.

4.2           Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares), or a material change in the value of the outstanding Shares as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a)           the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b)           the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

(c)           the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of Shares to be transferred in settlement of outstanding Awards; and

(d)           the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of Shares.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable under the circumstances, Code section 424 and Code section 409A) and applicable accounting standards, so as to not trigger any charge to earnings with respect to such adjustment.

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

Article 5.     STOCK OPTIONS

5.1           Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant ISOs only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its eligible subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

5.2           Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.

5.3           Option Exercise Price. The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4           Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.

5.5           Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of Shares subject to exercise under any related SAR shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

5.6           Payment. Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time and provide for full payment of the Option Exercise Price for such Shares (less any amount previously paid by the Participant to acquire the Option). The Option Exercise Price shall be paid to the Company either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Company, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Company, by having the Company reduce the number of Shares otherwise issuable to the Participant upon exercise of the Option by the largest whole number of Shares having an aggregate Fair Market Value at the time of exercise that does not exceed the total Option Exercise Price for such Shares and the Participant paying the remainder of such total Option Exercise Price in cash (a “net exercise”), (e) if approved by the Company, by a broker-assisted cash-less exercise, subject to applicable securities law restrictions, (f) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or (g) by a combination of the foregoing. No certificate or cash representing a Share shall be delivered until the full Option Exercise Price has been paid.

5.7           Special Rules for ISOs. The following rules apply notwithstanding any other terms of the Plan.

(a)           No ISOs may be granted under the Plan on or after the tenth anniversary of the date of the most recent shareholder approval of the Plan.

(b)           In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.

(c)           The aggregate Fair Market Value of Shares with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.

(d)           Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

Article 6.      STOCK APPRECIATION RIGHTS

6.1           Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified exercise price, times the number of Shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for accelerated vesting and other rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

6.2           Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.

6.3           Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4           Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Shares, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of Shares. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs.

6.5           Exercise Price. The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.6           Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement.

Article 7.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1           Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2           Agreement. The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; the restrictions applicable to the Restricted Stock or RSU, the length of the Restriction Period and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote the Shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all Shares, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of Shares.

7.3           Certificates. Upon an Award of Restricted Stock to a Participant and/or the vesting of RSUs, Shares shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period (if any) expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period or RSUs, unrestricted certificates for such Shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14 below.

7.4           Shareholder Rights; Dividends and Other Distributions. Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends and other distributions to the extent, if any, such Shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such Shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional Shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (provided again that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on the Shares subject to the RSU only to the extent provided in the Agreement relating to the Award; provided, however, that (A) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (B) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

Article 8.     PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS

8.1           Grant of Performance Shares and Performance Share Units. The Committee may grant Performance Shares and Performance Share Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

8.2           Agreement. The Performance Share or Performance Share Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Share Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Share Units, which may be equal to or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Share Units as determined pursuant to Article 10; and any additional restrictions applicable to the Performance Shares or Performance Share Units such as continued service. The Committee shall have sole discretion to determine and specify in each Performance Share or Performance Share Unit Agreement whether the Award will be settled in the form of all cash, all Shares, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of Shares. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.3           Value of Performance Shares and Performance Share Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Performance Share Unit shall have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Share Units or both (as applicable) that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.”

8.4           Earning of Performance Shares and Performance Share Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Share Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Share Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

8.5           Shareholder Rights; Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Share Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Share Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on Shares subject to such Performance Shares or Performance Share Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

Article 9.     OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based, equity-related or cash awards not described in Articles 5 through 8 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may provide for (a) cash payments based in whole or in part on the value or future value of Shares, (b) the issuance or future issuance of Shares, (c) cash payments that are not based on the value or future value of Shares, or (d) any combination of the foregoing. A Participant receiving an Other Award (except an Other Award described in (c) above) may accrue dividend equivalents on such Award to the extent provided in the Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

Article 10.     PERFORMANCE MEASURES

10.1         In General. The Committee may, in its discretion, include performance objectives in any Award. The Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

10.2         Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established.

10.3         Determinations of Performance. For each Award that has been made subject to a performance objective for a Performance Period, the Committee shall determine whether the performance objective has been satisfied as soon as administratively practicable following the close of the Performance Period. If a performance objective applicable for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate.

10.4         Adjustments and Exclusions. In determining whether and to what extent any performance objective has been achieved, the Committee may exclude any or all items that are unusual or non-recurring. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.

Article 11.     TERMINATION OF SERVICE OR CHANGE IN CONTROL

11.1         Termination of Service. If a Participant ceases to be an Employee of, or to otherwise perform services for, the Company and its Subsidiaries for any reason, then except to the extent provided otherwise in the applicable Agreement, (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of three months after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, Performance Share Units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. Notwithstanding the preceding provisions of this Article 11, the following special rules shall apply.

(a)            The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for a full or prorated Award in the event of a cessation of the Participant’s service relationship with the Employer due to death, disability, involuntary termination without cause or resignation for good reason. With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) in the event of a cessation of the Participant’s service relationship with the employer due to death, disability, involuntary termination without cause or resignation for good reason.

(b)           The Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Code section 409A, determine (i) whether any bona fide leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of service for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.

11.2         Effect of Change in Control.     In the event that there occurs a Change in Control, the following provision shall apply to a Participant’s Awards, unless otherwise provided by the Committee in an Award Agreement or employment, severance or other agreement with the Participant:

(a)           In the case of an Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the effective date of the Change in Control without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the effective date of the Change in Control

Article 12.     BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

Article 13.     WITHHOLDING TAXES

13.1         Tax Withholding. The Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award. The Company shall have no obligation to deliver Shares, to release Shares from an escrow, or to make any payment in cash under the Plan until the Employer’s tax withholding obligations have been satisfied by the Participant.

13.2         Share Withholding. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise, vesting or settlement of an Award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Employer. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the total federal, state and local tax withholding obligations and shall be limited to an amount that permits the Company to treat the Award as an equity award for accounting purposes (if such equity treatment would otherwise apply).

Article 14.     AMENDMENT AND TERMINATION

14.1         Amendment or Termination of Plan. The Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, as determined by the Committee, unless such action is necessary to achieve compliance with applicable law or any exchange requirements or listing standards applicable to the Stock, or unless the affected Participants consent in writing. To the extent required by Code section 422 or other applicable law, no amendment shall be effective unless approved by the shareholders of the Company.

14.2         Amendment of Agreement. The Committee may, at any time, amend any outstanding Agreement in its discretion to the extent the Committee determines that such amendment is necessary to achieve compliance with applicable law or any exchange requirements or listing standards, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the guidance thereunder. The Committee may, at any time, amend outstanding Agreements in any other manner not inconsistent with the terms of the Plan; provided, however, except as provided in this Article 15, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not materially adverse to the Participant without the consent of such Participant.

14.3         Assumption or Cancellation of Awards Upon a Corporate Transaction.

(a)           In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate.

(b)           In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Corporate Transaction prior to the Corporate Transaction.

(c)           For purposes of this provision, the value of the Award that would be vested upon the Corporate Transaction shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, Shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option, SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their vested Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

Article 15.     MISCELLANEOUS PROVISIONS

15.1         Restrictions on Shares. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no Shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

15.2         Rights of a Shareholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Share Unit or Other Award shall have any right as a shareholder with respect to any Shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such Shares or the date the Participant’s name is registered on the Company’s books as the shareholder of record with respect to such Shares.

15.3         Shareholders’ Agreement. The Company may, prior to delivery of Shares to the Participant and as a condition to grant or exercise of any Award, require the Participant to agree in writing to be bound by the terms, conditions and restrictions of any Shareholders Agreement in effect as of the time such Shares would be delivered or as of any preceding date.

15.4         Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder).

15.5         No Fractional Shares. Unless provided otherwise in the Agreement applicable to an Award, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award and any fractional Share otherwise payable pursuant to an Award shall be forfeited or paid in cash as determined by the Committee, in its discretion.

15.6         No Implied Rights. Neither the adoption and maintenance of the Plan, nor the granting of Awards pursuant to the Plan, shall be deemed to constitute a contract of employment between the Employer and any Employee or to be a condition of the employment of any Person. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.7         Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.

15.8         Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

15.9         Compliance with Laws. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

15.10       Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

15.11       Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).

15.12       Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which Shares are traded.

15.13       Compliance with Code Section 409A. It is intended that the payments and benefits provided under the Plan and any Award or Agreement reflecting an Award shall either be exempt from the application of, or comply with the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company or its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayers as a result of the Plan or any Award.

15.14       Legal Construction.

(a)           If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b)           Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c)           To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

15.15       Cancellation or “Clawback” of Awards.  The Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.